Exhibit 10.4
FIRST AMENDMENT
TO THE
TELEFLEX 401(k) SAVINGS PLAN
Background Information
A.
Teleflex Incorporated (“Company”) maintains the Teleflex 401(k) Savings Plan (“Plan”) for the benefit of its eligible employees and the eligible employees of its affiliated entities that have elected to participate in the Plan and their beneficiaries.

B.	Section 13.02 of the Plan authorizes the Financial Benefit Plans Committee (“Committee”) to amend the Plan in accordance with its charter and bylaws.
C.
In accordance with its delegated authority, the Committee desires to amend the Plan, effective as of January 1, 2011, to provide that the nonvested portion of a participant’s account balance will be forfeited as soon as administratively practicable after the participant receives a distribution of the vested portion of his/her account balance.

First Amendment to the Plan
The Plan is hereby amended as set forth below effective as of January 1, 2011.
1.	Section 4.03 of the Plan is hereby amended in its entirety to read as follows:
“4.03 FORFEITURE OCCURS. A Participant’s forfeiture, if any, of the nonvested portion his Non-Safe Harbor Matching Contribution Account, Safe Harbor Matching Contribution Account, Additional Matching Contribution Account, and/or Profit Sharing Contribution Account shall occur under the Plan:
A.	As soon as administratively practicable after the Participant first incurs a Forfeiture Break-in-Service, or, if earlier and if applicable,
B.
As soon as administratively practicable after the date the Participant receives (or is deemed to receive) a “Cash-out Distribution,” as defined in Section 4.06, of the Nonforfeitable percentage of his Non-Safe Harbor Matching Contribution Account, Safe Harbor Matching Contribution Account, Additional Matching Contribution Account, and/or Profit Sharing Contribution Account as a result of his termination of participation in the Plan in accordance with Section 4.06 below.

The Plan Administrator shall determine the percentage of a Participant’s Non-Safe Harbor Matching Contribution Account, Safe Harbor Matching Contribution Account, Additional Matching Contribution Account, and/or Profit Sharing Contribution Account forfeiture, if any, under this Section 4.03 solely by reference to the vesting schedule of Section 4.01 or as provided in Appendix D, if applicable. A Participant shall not forfeit any portion of his Non-Safe Harbor Matching Contribution Account, Safe Harbor Matching Contribution Account, Additional Matching Contribution Account, and/or Profit Sharing Contribution Account for any other reason or cause except as expressly provided by this Section 4.03.”

2.	The reference to “Section 4.03.A.” in Section 4.04 of the Plan, “Restoration of Forfeited Portion of Account,” is hereby changed to “Section 4.03”.
3.	The following new Section 4.06, “Cash-Out Distributions to Partially-Vested Participants” is hereby added to the Plan:
“4.06 CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS. If, pursuant to Article V, a partially-vested Participant receives a “Cash-out Distribution” before he incurs a Forfeiture Break-in-Service, the Cash-out Distribution will result in a forfeiture of the nonvested portion of the Participant’s Account balance derived from Employer contributions as soon as administratively practicable. A partially-vested Participant is a Participant whose Nonforfeitable percentage determined under Section 4.01 is less than 100%. A Cash-out Distribution is a distribution of the entire present value of the Participant’s Nonforfeitable Account Balance.
A “deemed” Cash-out Distribution rule applies to a 0% vested Participant. A 0% vested Participant is a Participant whose Account balance is entirely forfeitable at the time of his Severance from Employment. If the Participant’s Account is not entitled to an allocation of Employer contributions or Participant forfeitures for the Plan Year in which he has a Severance from Employment, the Plan Administrator will apply the deemed Cash-out Distribution rule as if the 0% vested Participant received a Cash-out Distribution on the date of the Participant’s Severance from Employment. If the Participant’s Account is entitled to an allocation of Employer contributions or Participant forfeitures for the Plan Year in which he has a Severance from Employment, the Plan Administrator will apply the deemed Cash-out Distribution rule as if the 0% vested Participant received a Cash-out Distribution on the first day of the first Plan Year beginning after his Severance from Employment. For purposes of applying the restoration provisions of Section 4.04, the Plan Administrator will treat the 0% vested Participant as repaying his Cash-out Distribution on the first date of his re-employment with the Employer.”
4.	All other provisions of the Plan shall remain in full force and effect.

TELEFLEX INCORPORATED
By:	/s/ Douglas R. Carl

Date: December 30, 2010

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